NEWS RELEASE

CURRENT TECHNOLOGY CORPORATION REPORTS ANNUAL GENERAL MEETING RESULTS AND APPOINTMENT OF OFFICERS

VANCOUVER, British Columbia, September 29, 2008 – Current Technology Corporation (OTC Bulletin Board: CRTCF) reports the following results at the Annual General Meeting of its shareholders held in Vancouver, British Columbia on September 26, 2008:

Motions                               Percentage Approval
Appoint auditor

99.99%
Elect Robert K. Kramer

99.96%
Elect Peter W. Bell

99.99%
Elect Anthony J. Harrison

99.96%
Elect  Douglas Beder

99.99%
Elect George A. Chen

99.96%

Approve incentive stock options

99.16%
Approve increase in 2004 Stock

Option and Stock Bonus Plan

99.16%

Over 66% of the outstanding shares were represented at the meeting.

The Board of Directors appointed the following officers:

Name

Office
Robert K. Kramer

Chairman of the Board,

President and Chief Executive Officer
George A. Chen

Chief  Financial Officer
Anthony J. Harrison

Chief Operating Officer
Edward Ma

Secretary

The Board of Directors appointed the following persons to the Audit Committee:
Peter W. Bell, MBA (Chair), Douglas Beder, Ph.D. and Robert K. Kramer, CA, CPA (Illinois)

For further information, please contact:

CORPORATE:
Robert Kramer
Current Technology Corporation
1-800-661-4247

INVESTOR RELATIONS:
Richard Hannon
Polestar Communications
1-866-858-4100

Or

Piedmont IR, LLC

Keith Fetter or Darren Bankston

678-455-3696

ON BEHALF OF THE BOARD

Robert Kramer, Director